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                                   MIDAS, INC.

                               TREASURY STOCK PLAN

                            (as adopted May 9, 2002)

1.       Definitions
         -----------

         The following definitions shall be applicable throughout this Plan:

         (a) "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provision to such section and any regulations under such section.

         (b) "Committee" shall mean the Committee selected by the Board of Directors as provided in Paragraph 4 consisting of two or more members of the Board of Directors, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act.

         (c) "Common Stock" shall mean common stock of the Corporation, with par value of $.001 per share.

         (d) "Corporation" shall mean Midas, Inc., a Delaware corporation.

         (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (f) "Holder" shall mean an individual who has been granted an Option, Restricted Stock Award or Performance Award.

         (g) "Independent Director" shall mean a director who is not then currently employed by the Corporation or a parent or subsidiary of the Corporation.

         (h) "Non-Qualified Stock Option" means any Option other than an Option intended to qualify as an incentive stock option under Section 422 of the Code.

         (i) "Option" shall mean any option granted under the Plan for the purchase of Common Stock.

         (j)  "Performance   Award"  shall  mean  an  award  granted  under  the
Performance Award provisions of the Plan.

         (k) "Plan" shall mean the Corporation's Treasury Stock Plan, as amended from time to time.

         (l) "Restricted Stock Award" shall mean an award of Common Stock granted under the Restricted Stock Award provisions of the Plan.

         (m) "Retirement" shall mean cessation of active employment or service with the Corporation or a subsidiary pursuant to the Corporation's retirement policies and programs.

         (n) "SAR" shall mean a stock appreciation right which is issued in tandem with, or by reference to, an Option, which entitles the Holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such Option, shares of Common Stock, cash or a combination thereof with an aggregate value equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the purchase price specified in such SAR or, in the case of an SAR granted in tandem with Options, any Option to which the SAR is related, multiplied by the number of shares of Common Stock subject to such SAR, or portion thereof, which is surrendered.

2.       Purpose
         -------

         It is the purpose of the Plan to provide a means through which the Corporation may attract able persons to enter its employ and the employ of its subsidiaries, to serve as directors and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Corporation or its subsidiaries rest, and whose present and potential contributions to the welfare of the Corporation or its subsidiaries are of importance, can acquire and maintain stock ownership. Such persons should thus have a greater than ordinary concern for the welfare of the Corporation and/or its subsidiaries and would be expected to strengthen and maintain a desire to remain in the employ or service of the Corporation or its subsidiaries. It is a further purpose of the Plan to provide such persons with additional incentive and reward opportunities designed to enhance the profitable growth of the Corporation. So that the maximum incentive can be provided each participant in the Plan by granting such participant an Option or award best suited to such participant's circumstances, the Plan provides for granting Non-Qualified Stock Options (with or without SARs), Restricted Stock Awards and Performance Awards, or any combination of the foregoing.

3.       Duration of the Plan
         --------------------

         The Plan shall remain in effect until all Options granted under the Plan have been exercised, all restrictions imposed upon Restricted Stock Awards have been eliminated and all Performance Awards have been satisfied.

4.       Administration
         --------------

         The members of the Committee shall be selected by the Board of Directors to administer the Plan. A majority of the Committee shall constitute a quorum. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the individuals to receive Options (with or without SARs), Restricted Stock Awards and Performance Awards, the time or times when they shall receive them, the number of shares to be subject to each Option and Restricted Stock Award and the value of each Performance Award. In making such determinations the Committee shall take into account the nature of the services rendered by each individual, such individual's present and potential contribution to the Corporation's success, and such other factors as the Committee shall deem relevant.

         The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan and, subject to the express provisions of the Plan, to construe the respective Option, Restricted Stock Award and Performance Award agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to determine the terms, restrictions and provisions of the Option, Restricted Stock Award and Performance Award agreements (which need not be identical), and to make all other determinations necessary or advisable for administering the Plan. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding Options shall become exercisable in part or in full, (ii) all or some of the restrictions applicable to any outstanding Restricted Stock Award shall lapse and (iii) all or a portion of any outstanding Performance Award shall be satisfied. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option, Restricted Stock Award or Performance Award agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on matters referred to in this Paragraph 4 shall be conclusive.

         The Committee shall act by majority action at a meeting, except that action permitted to be taken at a meeting may be taken without a meeting if written consent thereto is given by all members of the Committee.

5.   Grants of Options,  Restricted Stock Awards and Performance Awards;  Shares
     ---------------------------------------------------------------------------
     Subject to the Plan
     -------------------

         The  Committee  may from time to time  grant  Options  (with or without
SARs), Restricted Stock Awards and Performance Awards to one or more officers, key employees or directors (other than Independent Directors) determined by it to be eligible for participation in accordance with the provisions of Paragraph 6 and providing for the issuance of such number of shares and, in the case of Performance Awards, having such value as in the discretion of the Committee may be fitting and proper. All Options granted under the Plan shall be Non-Qualified Stock Options. Subject to Paragraph 10, not more than 400,000 shares of Common Stock may be issued upon exercise of Options or SARs or pursuant to Restricted Stock Awards or Performance Awards granted under the Plan. Performance Awards which may be exercised or paid only in cash shall not affect the number of shares of Common Stock available for issuance under the Plan.

         All Common Stock to be offered under the Plan pursuant to Options, SARs, Restricted Stock Awards and Performance Awards must consist solely of Common Stock previously issued and outstanding and reacquired by the Corporation.

         The number of shares of Common Stock available for issuance under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock then subject to outstanding Options, Restricted Stock Awards and outstanding Performance Awards which may be paid solely in shares of Common Stock or in either shares of Common Stock or cash. To the extent (i) that an outstanding Option expires or terminates unexercised or is canceled or forfeited (other than in connection with the exercise of an SAR for Common Stock as set forth in the immediately following sentence) or (ii) that an outstanding Restricted Stock Award or outstanding Performance Award which may be paid solely in shares of Common Stock or in either shares of Common Stock or cash expires or terminates without vesting or is canceled or forfeited or (iii) shares of Common Stock are withheld or delivered pursuant to the provisions on Share Withholding set forth in Paragraph 11(A), then the shares of Common Stock subject to such expired, terminated, unexercised, canceled or forfeited portion of such Option, Restricted

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

Stock Award or Performance Award, or the shares of Common Stock so withheld or delivered, shall again be available for issuance under the Plan. In the event all or a portion of an SAR is exercised, the number of shares of Common Stock subject to the related Option (or portion thereof) shall again be available for issuance under the Plan, except to the extent that shares of Common Stock were actually issued upon exercise of the SAR.

6.       Eligibility
         -----------

         Options, Restricted Stock Awards and Performance Awards may be granted only to persons who, at the time of the grant or award, are officers, other key employees or directors (other than Independent Directors, which directors are not eligible to receive grants under this Plan) of, or certain other persons who provide services to, the Corporation or any of its present and future subsidiaries within the meaning of Section 424(f) of the Code (herein called subsidiaries). Options, Restricted Stock Awards or Performance Awards, or any combination thereof, may be granted on more than one occasion to the same person. A person who has received or is eligible to receive options to purchase stock of any subsidiary of the Corporation or incentive awards from any subsidiary of the Corporation will not, by reason thereof, be ineligible to receive Options, Restricted Stock Awards or Performance Awards under the Plan unless prohibited by the plan of such subsidiary.

         Nothing in the Plan or any Option, Restricted Stock Award or Performance Award agreement shall be construed to constitute or be evidence of an agreement or understanding, expressed or implied, on the part of the Corporation or its subsidiaries to employ any person for any specific period of time.

7.       Options and SARs
         ----------------

         (A) Number of Shares.  The  Committee  may,  in its  discretion,  grant
             ----------------
Options to such eligible persons as may be selected by the Committee. With respect to each Option, the Committee shall determine the number of shares subject to the Option and the manner and the time of exercise of such Option. The Committee shall make such other determinations which in its discretion appear to be fitting and proper.

         (B) Stock Option  Agreement.  Each Option shall be evidenced by a stock
             -----------------------
option agreement in such form containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

         (C) Option Price and Term of Option.  The  purchase  price per share of
             -------------------------------
the Common Stock under each Option and period during which an Option may be exercised shall be determined by the Committee.

         The Committee shall determine whether an Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

         (D) Payment. An Option may be exercised by giving written notice to the
             -------
Corporation specifying the number of shares of Common Stock to be purchased and accompanied by payment of the purchase price in full (or arrangement made for such payment to the Corporation's satisfaction). As determined by the Committee at the time of grant of an Option and set forth in the agreement evidencing the Option, the purchase price may be paid (i) in cash or (ii) by delivery (either actual delivery or by attestation procedures established by the Corporation) of previously-owned whole shares of Common Stock (for which the holder has good title, free and clear of all liens and encumbrances and which such holder either
(i) has held for at least six months or (ii) has purchased on the open market) valued at their fair market value on the date of exercise. If applicable, a person exercising an Option shall surrender to the Corporation any SARs which are canceled by reason of the exercise of such Option.

         (E)  Termination  of Employment  or Service or Death of Holder.  In the
              ---------------------------------------------------------
event of any termination of the employment or service of a Holder with the Corporation or one of its subsidiaries, other than by reason of death or Retirement, the Holder may (unless otherwise provided in the Option agreement) exercise each Option held by such Holder at any time within three months (or one year if the Holder is permanently and totally disabled within the meaning of
Section 22(e)(3) of the Code) after such termination of employment or service, but only if and to the extent such Option is exercisable at the date of such termination of employment or service, and in no event after the date on which such Option would otherwise terminate; provided, however, that if such termination of employment or service is for cause or voluntary on the part of the Holder without the written consent of the Corporation, any Option held by such Holder under the Plan shall terminate unless otherwise provided in the Option agreement.

         In the event of the termination of employment or service of a Holder by reason of Retirement, then each Option held by the Holder shall be fully exercisable, and, subject to the following paragraph, such Option shall be exercisable by the Holder at any time up to and including (but not after) the date on which the Option would otherwise terminate (unless otherwise provided in the Option Agreement).

         In the event of the death of a Holder (i) while employed by or providing service to the Corporation or one of its subsidiaries or after
Retirement, (ii) within three months after termination of the Holder's employment, other than a termination by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code, or (iii) within one year after termination of the Holder's employment by reason of such disability, then each Option held by such Holder may be exercised by the legatees of the Holder under his last will, or by his personal representatives or distributees, at any time within a period of nine months after the Holder's death, but only if and to the extent such Option is exercisable at the date of death (unless death occurs while the Holder is employed by or providing service to the Corporation or one of its subsidiaries, in which case each Option held by the Holder shall be fully exercisable), and in no event after the date on which such Option would otherwise terminate.

         (F)  Privileges  of the  Holder as  Shareholder.  The  Holder  shall be
              ------------------------------------------
entitled to all the privileges and rights of a shareholder with respect only to such shares of Common Stock as have been actually purchased under the Option and registered in the Holder's name.

         (G) SARs.  The  Committee  may,  in its sole  discretion,  grant an SAR
             ----
(concurrently with or subsequent to the grant of the Option) to any Holder of any Option granted under the Plan (or such Holder's legatees, personal representatives or distributees then entitled to exercise such Option). An SAR may be exercised (G) by giving written notice to the Corporation specifying the number of SARs which are being exercised and (i) by surrendering to the Corporation any Options which are canceled by reason of the exercise of the SAR. An SAR shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee. No fractional share shall be issued upon the exercise of any SAR.

         (H)  Non-Transferability.  Unless otherwise  specified in the agreement
              -------------------
evidencing an Option or SAR, no Option or SAR hereunder shall be transferable other than (i) by will or the laws of descent and distribution; (ii) pursuant to beneficiary designation procedures approved by the Corporation; (iii) the spouse, children or grandchildren of the Holder ("Immediate Family Members");
(iv) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (v) a partnership in which such Immediate Family Members are the only partners, provided that, in the case of (iii)-(v) above, (x) there is no consideration for any such transfer and (y) subsequent transfers of transferred Options shall be prohibited except transfers to those persons or entities to which the Holder could have transferred an Option or transfers otherwise in accordance with such Option. Following transfer, an Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, except that the term "Holder," for the purposes of any permitted exercise of an Option, shall be deemed to refer to the transferee. The Corporation disclaims any obligation to provide notice to a transferee of circumstances (including, without limitation, termination of employment) which may result in early termination of an Option. Except to the extent permitted by the foregoing sentence, each Option or SAR may be exercised during the Holder's lifetime only by the Holder or the Holder's legal representative or similar person. Except as permitted by the preceding sentences, no Option or SAR hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Option or SAR hereunder, such Option or SAR and all rights thereunder shall immediately become null and void.

8.       Restricted Stock Awards
         -----------------------

         (A) Restriction Period to Be Established by the Committee.  At the time
             -----------------------------------------------------
of the making of a Restricted Stock Award, the Committee shall establish a period of time (the "Restriction Period") applicable to such award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee.

         (B) Other Terms and Conditions.  Common Stock, when awarded pursuant to
             --------------------------
a Restricted Stock Award, shall be represented by a stock certificate or book-entry credits registered in the name of the Holder who receives the Restricted Stock Award or a nominee for the benefit of the Holder. The Holder shall have the right to receive dividends (or the cash equivalent thereof) during the Restriction Period and shall also have the right to vote such Common Stock and all other shareholder's rights (in each case unless otherwise provided in the agreement evidencing the Restricted Stock Award), with the exception that
(i) the Holder shall not be entitled to delivery of the stock certificate (or the removal of restrictions in the Corporation's books and records) until the Restriction Period established by the Committee pursuant to Paragraph 8(A) shall have expired, (ii) the Corporation shall retain custody of the stock certificate during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or dispose of such Common Stock during the Restriction Period, and (iv) a breach of restriction or breach of terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. If requested by the Corporation, a Holder of a Restricted Stock Award shall deposit with the Corporation stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Corporation, which would permit transfer to the Corporation of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. A distribution with respect to shares of Common Stock, other than a distribution in cash, shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made, unless otherwise determined by the Committee.

The Committee may, in addition, prescribe additional restrictions, terms or conditions upon or to the Restricted Stock Award in the manner prescribed by Paragraph 4. The Committee may, in its sole discretion, also establish rules pertaining to the Restricted Stock Award in the event of termination of employment or service (by Retirement, disability, death or otherwise) of a Holder of such award prior to the expiration of the Restriction Period.

     (C) Restricted Stock Award Agreement. Each Restricted Stock Award shall
         --------------------------------
be evidenced by an agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

     (D) Payment for Restricted Stock. Restricted Stock Awards may be made
         -----------------------------
by the Committee whereby the Holder receives Common Stock subject to those terms, conditions and restrictions established by the Committee but is not required to make any payment for said Common Stock. The Committee may also establish terms as to each Holder whereby such Holder, as a condition to the Restricted Stock Award, is required to pay, in cash or other consideration, all (or any lesser amount than all) of the fair market value of the Common Stock, determined as of the date the Restricted Stock Award is made.

     (E) Termination of Employment or Service or Death of Holder. A Restricted
         -------------------------------------------------------
Stock Award shall terminate for all purposes if the Holder does not remain continuously in the employ or service of the Corporation or a subsidiary at all times during the applicable Restriction Period, except as may otherwise be determined by the Committee.

9.   Performance Awards
     ------------------

     (A) Performance Period. The Committee shall establish with respect to
         -------------------
each Performance Award a performance period over which the performance of the Holder shall be measured. The performance period shall be established at the time of such award.

     (B) Performance Awards. Each Performance Award shall have a maximum
         -------------------
value established by the Committee at the time of such award.

     (C) Performance Measures. Performance Awards shall be awarded to an
         ---------------------
eligible person contingent upon future performance of the Corporation and/or the Corporation's subsidiary, division or department in which such person is employed over the performance period. The Committee shall establish the performance measures applicable to such performance.

     (D) Award Criteria. In determining the value of Performance Awards, the
          --------------
Committee shall take into account an eligible person's responsibility level, performance, potential, cash compensation level, unexercised stock options, other incentive awards and such other considerations as it deems appropriate.

     (E) Payment. Following the end of each performance period, the Holder
          -------
of each Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of Performance Awards may be made wholly in cash, wholly in shares of Common Stock or a combination thereof, all at the discretion of the Committee. Payment shall be made in a lump sum or in installments, and shall be subject to such vesting and other terms and conditions as may be prescribed by the Committee for such purpose.

         (F)  Termination  of  Employment  or  Service  or  Death of  Holder.  A
              --------------------------------------------------------------
Performance Award shall terminate for all purposes if the Holder does not remain continuously in the employ or service of the Corporation or a subsidiary at all times during the applicable performance period, except as may otherwise be determined by the Committee.

         In the event that a Holder of a Performance Award ceases to be an employee or director of the Corporation following the end of the applicable performance period but prior to full payment according to the terms of the Performance Award, payment shall be made in accordance with terms established by the Committee for the payment of such Performance Award.

         (G) Other Terms and Conditions.  When a Performance Award is payable in
             --------------------------
installments in Common Stock, if determined by the Committee, one or more stock certificates or book-entry credits registered in the name of the Holder representing shares of Common Stock which would have been issuable to the Holder of the Performance Award if such payment had been made in full on the day following the end of the applicable performance period may be registered in the name of such Holder, and during the period until such installment becomes due such Holder shall have the right to receive dividends (or the cash equivalent thereof) and shall also have the right to vote such Common Stock and all other shareholder's rights (in each case unless otherwise provided in the agreement evidencing the Performance Award), with the exception that (i) the Holder shall not be entitled to delivery of any stock certificate until the installment payable in shares becomes due, (ii) the Corporation shall retain custody of any stock certificates until such time and (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or dispose of such Common Stock until such time. A distribution with respect to shares of Common Stock payable in installments which has not become due, other than a distribution in cash, shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made, unless otherwise determined by the Committee.

         (H)  Performance  Award  Agreements.  Each  Performance  Award shall be
              ------------------------------
evidenced by an agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

10.      Adjustments Upon Changes in Capitalization; Change in Control
         -------------------------------------------------------------

         (A) Notwithstanding any other provision of the Plan, each Option, Restricted Stock Award or Performance Award agreement may contain such provisions as the Committee shall determine to be appropriate for the adjustment of (i) the number and class of shares or other consideration subject to any Option or to be delivered pursuant to any Restricted Stock Award or Performance Award and (ii) the Option or Restricted Stock Award price, in the event of a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like. In such event, the maximum number and class of shares available under the Plan, and the number and class of shares subject to Options, SARs, Restricted Stock Awards or Performance Awards, shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

     (B) (i) In the event of a "change in control" (as hereinafter defined) pursuant to subparagraph (C) or (ii) below, or in the event of a change in control pursuant to subparagraph (C)(iii) or (iv) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act:

          (1) (x) each Option granted under the Plan shall be exercisable in full, (y) each Holder of an Option shall receive from the Corporation within 60 days after the change in control, in exchange for the surrender of the Option or any portion thereof to the extent the Option is then exercisable in accordance with clause (x), an amount in cash equal to the difference between the fair market value (as determined by the Committee) on the date of the change in control of the Common Stock covered by the Option or portion thereof which is so surrendered and the purchase price of such Common Stock under the Option and (z) each SAR shall be surrendered by the Holder thereof and shall be canceled simultaneously with the cancellation of the related Option;

          (2) each Holder of a Restricted Stock Award shall receive from the Corporation within 60 days after the change in control, in exchange for the surrender of the Restricted Stock Award, an amount in cash equal to the fair market value (as determined by the Committee) on the date of the change in control of the Common Stock subject to the Restricted Stock Award;

          (3) each Holder of a Performance Award for which the performance period has not expired shall receive from the Corporation within 60 days after the change in control, in exchange for the surrender of the Performance Award, an amount in cash equal to the product of the value of the Performance Award and a fraction the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the change in control and the denominator of which is the number of whole months in the performance period; and

          (4) each Holder of a Performance Award that has been earned but not yet paid shall receive an amount in cash equal to the value of the Performance Award.

     (ii) Notwithstanding any other provision of the Plan or any agreement relating to an Option, Restricted Stock Award or Performance Award, in the event of a change in control pursuant to subparagraph (C)(iii) or (iv) in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act:

          (1) each Option and SAR granted under the Plan shall be exercisable in full;

          (2) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse and, if applicable, any other restrictions, terms or conditions shall lapse and/or be deemed to be satisfied at the maximum value or level;

          (3) the performance measures applicable to any outstanding Performance Award shall be deemed to be satisfied at the maximum value; and

                  (4) there shall be substituted for each share of Common Stock remaining available for issuance under the Plan, whether or not then subject to an outstanding Option (and SAR), Restricted Stock Award or Performance Award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an Option shall be appropriately adjusted by the Committee (whose determination shall be conclusive), such adjustments to be made without any increase in the aggregate purchase price.

         (C) For purposes of this paragraph, the term "change in control" shall mean:

                  (i) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either (x) the then outstanding shares of common stock of the Corporation (the "Outstanding Common Stock") or (y) the combined voting power of the then outstanding securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Corporation (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Corporation), (2) any acquisition by the Corporation, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of clause (iii) in this definition of change in control;

                  (ii) individuals who, as of the effective date of the Plan, constitute the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Corporation subsequent to such effective date whose election, or nomination for election by the Corporation's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Corporation as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors shall not be deemed a member of the Incumbent Board;

                  (iii) the consummation of a reorganization, merger or consolidation of the Corporation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (iii) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66-2/3% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (1) no Person (other than: the Corporation; any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (2) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (iv) the consummation of a plan of complete liquidation or dissolution of the Corporation.

11.  Withholding Taxes
     -----------------

     (A) If provided in the agreement evidencing an Option, SAR, Restricted Stock Award or Performance Award, the Holder thereof may elect, by written notice to the Corporation at the office of the Corporation designated for that purpose, to pay through withholding by the Corporation all or a portion of the estimated federal, state, local and other taxes arising from (i) the exercise of an Option or SAR and (ii) the vesting or distribution of shares of Common Stock pursuant to a Restricted Stock Award or Performance Award (i) by having the Corporation withhold shares of Common Stock or (ii) by delivering previously-owned shares (collectively, "Share Withholding"), in each case being such number of shares of Common Stock as shall have a fair market value equal to the amount of taxes to be withheld, rounded up to the nearest whole share.

     (B) A Share Withholding election shall be subject to disapproval by the Corporation.

     (C) If the date as of which the amount of tax to be withheld is determined (the "Tax Date") is deferred until after the exercise of an Option or SAR, the expiration of the Restriction Period applicable to a Restricted Stock Award or the payment of a Performance Award, and if the Holder elects Share Withholding, the Corporation shall issue to the Holder the full number of shares of Common Stock, if any, resulting from such exercise, expiration or payment and the Holder shall be unconditionally obligated to deliver to the Corporation on the Tax Date such number of shares of Common Stock as shall have an aggregate fair market value equal to the amount to be withheld on the Tax Date, rounded up to the nearest whole share.

     (D) The fair market value of shares of Common Stock used for payment of taxes, as provided in this Paragraph 11, shall be the mean sale price per share, as reported for New York Stock Exchange Composite Transactions, on the Tax Date.

12.      Termination of Plan
         -------------------

         The Plan may be terminated at any time by the Board of Directors, except with respect to any Options, SARs, Restricted Stock Awards or Performance Awards then outstanding. The Corporation reserves the right to restrict, in whole or in part, the exercise of any Options or SARs or the delivery of Common Stock pursuant to any Restricted Stock Awards or Performance Awards granted under the Plan until such time as:

         (A) any legal requirements or regulations have been met relating to the issuance of the shares covered thereby or to their registration under the Securities Act of 1933 or to any applicable State laws; and

         (B) satisfactory assurances are received that the shares when issued will be duly listed on the New York Stock Exchange, Inc.

13.      Amendment of the Plan
         ---------------------

         The Board of Directors may amend the Plan at any time without the approval of the Corporation's shareholders.

14.      Effect of the Plan
         ------------------

         Neither the adoption of the Plan nor any action of the Board of Directors or of the Committee shall be deemed to give any person any right to be granted an Option, a right to a Restricted Stock Award or a right to a Performance Award or any rights hereunder except as may be evidenced by an Option agreement, Restricted Stock Award agreement or Performance Award agreement, duly executed on behalf of the Corporation, and then only to the extent and on the terms and conditions expressly set forth therein.

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